SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 29, 2001
Date of Report (Date of earliest event reported)

Euphonix, Inc.

(Exact name of registrant as specified in its charter)

California	0-26516	77-0189481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 Portage Avenue
Palo Alto, California 94306
(Address of principal executive offices)

(650) 855-0400
(Registrant’s telephone number, including area code

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 4.1
Exhibit 4.2
Exhibit 4.3
Exhibit 4.4
Exhibit 4.5
Exhibit 4.6
Exhibit 4.7
Exhibit 99.1

Item 5. Other Events.

         On November 29, 2001, we completed a debt financing of up to $6.0 million. The facility will be used to support investment in new product development and future operations. The borrowing facility is in the form of a Secured Promissory Note that is convertible into the Company’s common stock, with warrant coverage in part based on the amount of the funds borrowed by the Company. In connection with the new financing, the Company and holders of existing convertible promissory Notes have agreed to amend the existing Notes. The amendment to the existing notes consists of extending the maturity dates of the Notes to December 31, 2003, and reducing the conversion rate of the Notes to equal the average of the closing price per share for the three trading days immediately preceding the initial closing of this financing.

         A copy of the Secured Promissory Note, the form of Warrant, each of the amended Notes and our press release announcing the transaction are attached as exhibits hereto and are incorporated herein by reference in their entirety.

Item 7. Financial Statements and Exhibits.

                           (c) Exhibits.

Exhibit Number	Description

4.1	Secured Promissory Note dated as of November 29, 2001 by and among Euphonix, Inc., Walter Bosch , Dieter Meier and any other Investors as listed therein

4.2	Form of Common Stock Warrant dated as of November 29, 2001

4.3	Amendment to Secured Promissory Note dated February 22, 2000

4.4	Amendment to Secured Promissory Note dated April 14, 2000

4.5	Amendment to Secured Promissory Note dated September 7, 2000

4.6	Amendment to Secured Promissory Note dated December 29, 2000

4.7	Amendment to Secured Promissory Note dated March 15, 2001

99.1	Press release dated November 29, 2001

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euphonix, Inc.

Dated: November 30, 2001

	By:	/s/ Jeffrey Chew

Jeffrey Chew Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Secured Promissory Note dated as of November 29, 2001 by and among Euphonix, Inc., Walter Bosch , Dieter Meier and any other Investors as listed therein

4.2	Form of Common Stock Warrant dated as of November 29, 2001

4.3	Amendment to Secured Promissory Note dated February 22, 2000

4.4	Amendment to Secured Promissory Note dated April 14, 2000

4.5	Amendment to Secured Promissory Note dated September 7, 2000

4.6	Amendment to Secured Promissory Note dated December 29, 2000

4.7	Amendment to Secured Promissory Note dated March 15, 2001

99.1	Press release dated November 29, 2001